Exhibit 99.1

ACNB Corporation 16 Lincoln Square, P.O. Box 3129 Gettysburg, PA 17325 717.334.3161 / 888.334.2262 www.acnb.com December 20, 2019 ACNB Listed: Nasdaq

James P. Helt President/CEO

Special Cautionary Notice Regarding Forward - Looking Statements During the course of this presentation, there may be projections and forward - looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward - looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward - looking statements. ACNB Corporation assumes no duty to update the forward - looking statements made in this presentation. You are encouraged to review the risk factors and other cautionary statements regarding forward - looking information described in other documents ACNB Corporation files from time to time with the Securities and Exchange Commission including the Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q, and any Current Reports on Form 8 - K.

Transaction Summary ACNB Corporation (“ACNB”) July 1 st , 2019 agreed to acquire Frederick County Bancorp, Inc. and its wholly - owned subsidiary Frederick County Bank (Collectively “Frederick” or “FCBI”) for approximately $54 million. As part of transition, FCBI will operate for up to two years as FCB Bank and ACNB will establish a regional advisory board for Frederick County. Adjacent market expansion acquisition with a robust deposit base and plentiful lending opportunities in a growing and vibrant market. Significant available cost savings and synergies. Immediate meaningful earnings accretion with an earnback period of less than 5 years with a favorable IRR. Complementary culture of responsible credit practices. Enhancement of Maryland market footprint adding five community banking offices.

Overview of Frederick County Bancorp, Inc. Branch Map Company Overview $ in millions for financial data as of or through September 30, 2019 Headquarters: Frederick, MD Established: 2001 Branches: 5 Total Deposits: $381.2 Tang. Common Equity: $37.8 TCE / TA: 8.36% LTM Net Income: $2.3 LTM ROAA: 0.52% LTM ROATCE: 6.18% LTM Efficiency Ratio: 77.42% Branch Location Deposits 1) Frederick $162,958 2) Frederick $ 68,729 3) Frederick $ 64,549 4) Walkersville $ 56,353 5) Frederick $ 32,866 Total $385,455 Note: Deposit data as of 6/30/2019

Key Transaction Terms Fixed Exchange Ratio: • 0.9900x Price Per Share*: • $34.36 Transaction Value*: • $54 million Consideration Type: • 100% Stock Price / Tang. Book Value: • 142.3% Price / LTM: • 23.9x Core Deposit Premium: • 5.4% Board Representation: • One of FCBI’s Directors will join ACNB’s Board of Directors. Required Approval: • Customary regulatory approval and approval of ACNB’s and FCBI’s shareholders. Projected Closing: • Q1 of 2020 Projected Closing: • Double trigger price protection of 20% absolute and 15% relative to the KBW NASDAQ Bank Index. Consideration & Structure Closing / Other Pricing Multiples** * Based on ACNB 12/9/2019 closing price of $34.71 ** Multiples are based on FCBI’s latest 12 - month financial performance ended September 30, 2019

Pro Forma Financial Impact Cost Savings: • 37% (75% realization in 2020) Transaction Expenses: • $7.9 million Gross Credit Mark: • $8.8 million, 2.4% of gross loans Assumed Tax Rate: • 23% Fiscal 2021 EPS Accretion: • 7.8% TBV Per Share Impact at Close: • 5.4% dilutive TBV Earnback (Crossover Method): • ~4.6 years Pro Forma TCE / TA at Close: • 8.7% IRR: • 23.2% Key Financial Assumptions Key Financial Metrics

Pro Forma Loan & Deposit Composition Loan Mix Deposit Mix Regulatory data as of 9/30/2019 * Excludes purchase accounting adjustments

Pro Forma Franchise Overview Pro Forma Branch Map Pro Forma Summary Headquarters: Gettysburg, PA Total Intangibles: $47.7 million Total Assets: $2.2 billion Tang. Common Equity: $187.1 million Gross Loans: $1.7 billion TCE / TA: 8.67% Total Deposits: $1.8 billion Tier 1 Capital Ratio: 12.3% Note: Reflects estimated closing balance sheet at 12/31/2019 including estimated transaction adjustments and including mark - to - market adjustments.

Pro Forma Deposit Market Share

Deposit Market Share – State of Maryland

2019 Rank	Institution	Branches	Deposits in Market ($000)	Market Share (%)
1	Bank of America Corp.	145	34,221,964	22.87
2	M&T Bank Corp.	167	18,183,380	12.15
3	PNC Financial Services Group Inc.	192	14,042,609	9.38
4	Capital One Financial Corp.	58	11,533,669	7.71
5	Wells Fargo & Co.	90	10,629,503	7.10
6	SunTrust Banks Inc.	98	10,335,136	6.91
7	BB&T Corp.	139	9,942,042	6.64
8	Sandy Spring Bancorp Inc.	38	5,033,928	3.36
9	Eagle Bancorp Inc.	6	3,407,662	2.28
10	WesBanco Inc.	37	2,386,304	1.59
11	Revere Bank	11	2,127,831	1.42
12	Citigroup Inc.	10	2,015,000	1.35
13	Fulton Financial Corp.	32	1,925,155	1.29
14	F.N.B. Corp.	27	1,761,182	1.18
15	Howard Bancorp Inc.	17	1,722,398	1.15
16	Toronto-Dominion Bank	22	1,599,763	1.07
17	Community Financial Corp.	11	1,451,742	0.97
18	Shore Bancshares Inc.	16	1,143,267	0.76
19	United Bankshares Inc.	8	1,072,342	0.72
20	Capital Bancorp Inc.	4	808,966	0.54
21	Capital Funding Bancorp Inc.	3	808,723	0.54
22	First United Corp.	16	805,748	0.54
23	Congressional Bancshares Inc.	4	773,569	0.52
24	Rosedale Federal Savings and Loan Association	10	717,663	0.48
25	Severn Bancorp Inc.	6	688,773	0.46
	Pro Forma	12	679,300	0.45
26	HSB Bancorp Inc.	13	502,282	0.34
27	Orrstown Financial Services Inc.	8	424,446	0.28
28	Community Heritage Financial Inc.	7	423,945	0.28
29	Queenstown Bancorp of Maryland Inc.	8	402,658	0.27
30	Calvin B. Taylor Bankshares Inc.	9	398,777	0.27
31	Frederick County Bancorp Inc.	5	385,455	0.26
32	HSBC Holdings, PLC	3	384,284	0.26
33	Delmar Bancorp	10	380,146	0.25
34	Farmers and Merchants Bancshares Inc.	8	373,643	0.25
35	Arundel Federal Savings Bank	7	364,420	0.24
36	PSB Holding Corp.	9	350,419	0.23
37	Presidential Holdings Inc.	3	349,634	0.23
38	Glen Burnie Bancorp	8	320,191	0.21
39	Delmarva Bancshares Inc.	6	309,922	0.21
40	Harford Bank	8	301,602	0.20
41	Southern National Bancorp of Virginia Inc.	7	294,436	0.20
42	ACNB Corp.	7	293,845	0.20

Deposit Market Share – Frederick County

2019 Rank	Institution	Branches	Deposits in Market ($000)	Market Share (%)
1	PNC Financial Services Group Inc.	15	1,302,885	25.81
2	BB&T Corp.	12	1,012,422	20.06
3	Bank of America Corp.	5	554,221	10.98
	Pro Forma	5	385,455	7.64
4	Frederick County Bancorp Inc.	5	385,455	7.64
5	M&T Bank Corp.	6	321,484	6.37
6	Capital One Financial Corp.	2	309,171	6.12
7	Woodsboro Bank	7	234,591	4.65
8	Community Heritage Financial Inc.	4	220,455	4.37
9	Sandy Spring Bancorp Inc.	4	210,466	4.17
10	First United Corp.	4	176,174	3.49
11	Revere Bank	1	146,505	2.90
12	Wells Fargo & Co.	1	86,164	1.71
13	Fulton Financial Corp.	2	50,736	1.01
14	WesBanco Inc.	2	35,513	0.70
15	Woodforest Financial Group Inc.	1	1,702	0.03

Frederick County Demographics

2020 Population	Median HHI
260,528	$97,619

Change (2020-2025)	Change (2020-2025)
4.82%	9.01%

Source: S&P Global Market Intelligence as of June 30, 2019

Transaction Rationale Mid to high single digit EPS accretion. Modest tangible book value dilution with a reasonable tangible earnback period. Significantly expands core markets into Frederick County, providing additional lending opportunity and a robust deposit base in a demographically - attractive banking market. Enhances ACNB’s Maryland presence, increasing ACNB’s deposit market share position to 4 th in the county and 26 th in the state. Creates combined company of increased size and scale to address the needs of the current banking landscape and to take advantage of growth market opportunities with greater resource strength. Accelerates ACNB’s growth by building a larger base of low - cost core deposits and expanding the Bank’s business relationships. Continues execution of ACNB’s strategic plan for inorganic growth coupled with future organic growth potential. Provides opportunity to further ACNB’s franchise value focused on the commitment to community banking. Balances positive financial and strategic gains for ACNB.

ACNB Corporation Locations Map Post Acquisition